EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) (2) (3) (4) (5) (6) (7) (8)

Form S-8 Registration Statement No.   33-53849
Form S-8 Registration Statement No.   33-57211
Form S-8 Registration Statement No.   33-59621
Form S-8 Registration Statement No.  333-79129
Form S-8 Registration Statement No.  333-79137
Form S-8 Registration Statement No.  333-100923
Form S-8 Registration Statement No.  333-115479
Form S-8 Registration Statement No.  333-124891

of our reports dated March 13, 2006, with respect to the consolidated financial statements and schedule of Intergraph Corporation and subsidiaries, Intergraph Corporation and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Intergraph Corporation and subsidiaries, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

Birmingham, Alabama March 13, 2006	/s/ Ernst & Young LLP